                             CARDKEY SYSTEMS, INC.
                                                                    EXHIBIT 99.2
                           CONDENSED BALANCE SHEETS
                       (In thousands, except share data)

                                  (Unaudited)


                                                           Mar 31, 1995         Dec 31, 1994
                                                           ------------         ------------

                   ASSETS

Current assets:
           Cash and cash equivalents                      $        141         $        158
           Accounts receivable, net of allowance for
             doubtful accounts of $562,000 in 1995
             and $728,000 in 1994                               14,087               12,662
           Accounts receivable from related parties              1,986                1,569
           Costs and estimated earnings in excess of
             billings on uncompleted contracts                      --                1,127
           Inventories (Note 2)                                  3,989                3,942
           Prepaid expenses                                        664                  176
                                                           ------------         ------------
                      Total current assets                      20,867               19,634

Property and equipment, at cost                                  9,276                9,084
           Accumulated depreciation                             (5,687)              (5,422)
                                                           ------------         ------------
                                                                 3,589                3,662
Goodwill, net (Note 3)                                           3,398                3,670
                                                           ------------         ------------
                                                          $     27,854         $     26,966
                                                           ============         ============
   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
           Accounts payable                               $      2,550         $      4,369
           Billings in excess of costs and estimated
             earnings on uncompleted contracts                   1,761                2,263
           Accrued expenses                                      3,118                3,282
           Short term debt                                      20,039               14,932
                                                           ------------         ------------
                      Total current liabilities                 27,468               24,846

Deferred license revenues

Long term debt                                                   3,564                3,564

Stockholders' equity:
           Common stock, $.01 par value, 1,000,000 shares
             authorized; shares issued and outstanding:
             1,000 in 1995 and 1,000 in 1994                        --                   --
           Additional paid-in capital                           21,040               21,040
           Accumulated deficit                                 (24,218)             (22,484)
                                                           ------------         ------------
                      Total stockholders' equity                (3,178)              (1,444)
                                                           ------------         ------------
                                                          $     27,854         $     26,966
                                                           ============         ============

                            See accompanying notes.

                             CARDKEY SYSTEMS, INC.

                      CONDENSED STATEMENTS OF OPERATIONS
                                (In thousands)

                                  (Unaudited)

                                                                     Three Months
                                                                    Ended March 31
                                                        -----------------------------------

                                                             1995                    1994
                                                             ----                    ----

Sales                                                   $  12,634               $  12,831
Operating costs and expenses:
           Cost of sales                                    8,512                   8,772
           Research and development                           748                     556
           Marketing, general and administrative            4,532                   4,589
                                                         --------                --------
                                                           13,792                  13,917
                                                         --------                --------

Operating loss                                             (1,158)                 (1,086)


Amortization of intangible assets                            (189)                   (678)
Interest expense, net                                        (387)                   (228)
Other                                                          --                     (58)
                                                         ---------               ---------

Net loss                                                $  (1,734)              $  (2,050)
                                                         =========               =========

                            See accompanying notes.

                             CARDKEY SYSTEMS, INC.

                      CONDENSED STATEMENTS OF CASH FLOWS
                                (In thousands)

                                  (Unaudited)

                                                                                 Three Months
                                                                                Ended March 31
                                                                         ----------------------------

                                                                              1995            1994
                                                                              ----            ----
Cash flows from operating activities:
       Net loss                                                          $  (1,734)     $   (2,050)
       Adjustments to reconcile net loss to net cash
            from operating activities:
              Depreciation and amortization                                    265             289
              Change in assets and liabilities:
                     (Increase) decrease in accounts receivable             (1,842)            683
                     Decrease in inventories                                 1,080             125
                     Increase in prepaid expenses                             (488)           (225)
                     Decrease in other assets                                  272             679
                     Decrease in current liabilities                         2,622             854
                                                                          ----------      ----------
                            Total adjustments                                1,909           2,405
                                                                          ----------      ----------
                            Net cash provided (used) by
                                 operating activities                          175             355

Cash flows from investing activities:
       Purchases of property and equipment                                    (192)           (355)
       Purchase of subsidiary                                                                   --
                                                                          ----------      ----------
              Net cash used by investing activities                           (192)           (355)
                                                                          ----------      ----------

Increase (decrease) in cash and cash equivalents                               (17)              0

Cash and cash equivalents, beginning of period                                 158              50
                                                                          ----------      ----------

Cash and cash equivalents, end of period                                 $     141      $       50
                                                                          ==========      ==========



                            See accompanying notes.

                             CARDKEY SYSTEMS, INC.

                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  (Unaudited)


1.   BASIS OF PRESENTATION

     The accompanying financial statements are unaudited but have been prepared in the ordinary course of business for the purpose of providing information with respect to interim periods. The Condensed Balance Sheet at December 31, 1994 was derived from the audited Balance Sheet at that date. Management of the Company believes that all adjustments necessary for a fair presentation for such periods have been included and are of a normal recurring nature. The results of operations for the three-month period ended March 31, 1995 are not necessarily indicative of the results to be expected for the full year.


2.   INVENTORIES

     Inventories consist of the following:


                                                                   Mar 31, 1995           Dec 31, 1994
                                                                   ------------           ------------

     Raw materials                                              $      728,000         $      790,000

     Work in process                                                   625,000                672,000

     Finished goods                                                  2,636,000              2,480,000
                                                                 --------------         --------------

                                                                $    3,989,000         $    3,942,000
                                                                 ==============         ==============